UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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BAY BANKS OF VIRGINIA, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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April 13, 2012

Dear Fellow Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Bay Banks of Virginia, Inc. on May 21, 2012, at 5:00 p.m., at the Main Office of Bank of Lancaster, 100 South Main Street, Kilmarnock, Virginia.

The primary business of the meeting will be the election of four Company directors (including one director reclassification) and the ratification of the appointment of the Company’s independent registered public accounting firm, as more fully explained in the accompanying proxy statement.

During the meeting, we also will report to you on the condition and performance of the Company and its subsidiaries, the Bank of Lancaster and Bay Trust Company. You will have an opportunity to question management on matters that affect the interests of all stockholders.

We hope you can join us for the Annual Meeting on May 21st. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope.

YOUR VOTE IS IMPORTANT

Thank you for your interest in the Company’s affairs. As always, we are most grateful for your continued support of Bay Banks of Virginia.

Sincerely,

Robert F. Hurliman	Randal R. Greene
Chairman of the Board	President and Chief Executive Officer

If you hold your shares through a broker, it is necessary for you to actually vote the proxy you receive from the broker in order for your vote on the election of directors to be counted.

Your Vote is Important.

BAY BANKS OF VIRGINIA, INC.

100 South Main Street

Kilmarnock, Virginia 22482

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 21, 2012

To Our Stockholders:

The Annual Meeting of Stockholders of Bay Banks of Virginia, Inc. (the “Company”) will be held at the Main Office of Bank of Lancaster, 100 South Main Street, Kilmarnock, Virginia, on May 21, 2012 at 5:00 p.m. for the following purposes:

1.	To elect two (2) Class I directors to serve two-year terms; and two (2) Class II directors to serve three-year terms.

2.	To ratify the selection of Yount, Hyde & Barbour P.C., independent registered public accounting firm, as auditors of the Company for the year ending December 31, 2012; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof. Management knows of no other business to be brought before the meeting.

Only stockholders of record at the close of business on March 19, 2012 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors

Pamela A. Varnier
Corporate Secretary

April 13, 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: A complete set of proxy materials relating to the Company’s Annual Meeting is available on the Internet. These materials may be found at http:// www.baybanks.com.

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR

NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

BAY BANKS OF VIRGINIA, INC.

100 S. Main Street

Kilmarnock, Virginia 22482

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 21, 2012

GENERAL

The enclosed proxy is solicited by the Board of Directors of Bay Banks of Virginia, Inc. (the “Company”), the holding company for the Bank of Lancaster and Bay Trust Company (together, the “Subsidiaries”), for the Company’s Annual Meeting of Stockholders to be held on May 21, 2012 (the “Annual Meeting”), at the time and place and for the purposes set forth in the accompanying Notice of the Annual Meeting or any adjournment thereof. The approximate mailing date of this Proxy Statement and accompanying proxy is April 13, 2012.

Voting Rights of Stockholders

Only stockholders of record of the Company’s common stock at the close of business on March 19, 2012 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The number of shares of the Company’s common stock outstanding and entitled to vote as of the close of business on March 19, 2012 was 2,610,856. The Company has no other class of stock outstanding. Each share of common stock entitles the record-holder thereof to one vote upon each matter to be voted upon at the Annual Meeting.

A 60% majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter. Shares held by brokers or banks in street name (“broker shares”) that are voted on any matter are included in the quorum. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

Revocation and Voting of Proxies

Execution of a proxy will not affect a stockholder’s right to attend the Annual Meeting and to vote in person. Any stockholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A stockholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

Costs of Solicitation

The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary may be made in person, by telephone, or special letter by officers and regular employees of the Company, acting without compensation other than regular compensation.

Principal Stockholders

The only beneficial owner of 5% or more of the outstanding common stock of the Company is the Bay Banks of Virginia Employee Stock Ownership Trust (the “Trust”), which owns 173,740 shares, or 6.7% of the Company’s common stock. The Trust was established pursuant to the Company’s Employee Stock Ownership Plan (“ESOP”). One member of the Board of Directors of the Company and two directors of Bank of Lancaster (the “Bank”) are trustees of the ESOP. As of March 19, 2012, all shares held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and allocated shares for which employees do not give instructions will be voted in the same ratio on any matter as to those shares for which instructions are given.

PROPOSAL ONE – ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three classes (I, II and III). After Austin L. Roberts, III passed away on August 22, 2011, the Company had no Class I directors. On October 6, 2011, the Board appointed Randal R. Greene, the Company’s President and Chief Executive Officer effective the same date, a director of the Company and designated him as a Class I director. Pursuant to Virginia law, Mr. Greene is to be elected to the Board by the Company’s stockholders at the next stockholder meeting following his appointment. In addition, in order to equally fill each class, it is proposed that one current Class III director, Richard A. Farmar, III, be reclassified into Class I. If elected, Messrs. Farmar and Greene will each serve two-year terms expiring at the Annual Meeting of Stockholders to be held in 2014.

The term of office for one Class II director, Julien G. Patterson, will expire at the Annual Meeting. The second Class II designate, Kenneth O. Bransford, Jr., was appointed to the Board on May 19, 2011. Mr. Bransford must also stand for election to the Board by the stockholders at the Annual Meeting as this is the next stockholder meeting after his appointment. If elected, Messrs. Bransford and Patterson will serve until the Annual Meeting of Stockholders to be held in 2015.

The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If, for any reason, the persons named as nominees should become unavailable to serve, an event that management does not anticipate, proxies will be voted for such other person as the Board of Directors may designate.

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. This means that the nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected. A properly returned proxy indicating “withhold” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Broker non-votes will not be counted as votes cast on the proposal and will have no effect on the election of directors.

The following table provides certain biographical information with respect to each director and director nominee for election at the Annual Meeting. Information on the specific experience and qualifications that led the Board to conclude that each director or director nominee should serve as a director of the Company follows under “Board of Directors – Qualifications and Experiences of Directors” beginning on page 4.

The Board of Directors recommends the Class I and Class II nominees, as set forth below, for election. The Board of Directors recommends that stockholders vote FOR the nominees. The nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected.

Name (Age)	Company Director Since	Principal Occupation During Past Five Years

Class I (Nominees to serve until the 2014 Meeting):

Richard A. Farmar, III (54)	2004	President of B.H. Baird Insurance Company, Warsaw, Virginia.

Randal R. Greene (52)	2011	President and Chief Executive Officer of the Company and the Bank since October 2011; Regional President of State of Franklin Bank, a division of Jefferson Federal Bank in Johnson City, Tennessee, from October 2008 to September 2011; and President of State of Franklin Bancshares, Inc. and President and Chief Executive Officer of State of Franklin Bank, from 1996 until acquired by Jefferson Bancshares, Inc. in October 2008.

Class II (Nominees to serve until the 2015 Meeting):

Kenneth O. Bransford, Jr. (67)	2011	Vice Chairman of the Board; Retired President and Chief Executive Officer of the Bank, serving from May 2011 until September 2011; Vice President of the Company from August 2010 to October 2011; and Executive Vice President of the Bank from 2002 until April 2011.

Julien G. Patterson (60)	2009	Chairman and past President and Chief Executive Officer of OMNIPLEX World Services Corporation, Chantilly, Virginia; past Chairman of the Virginia State Chamber of Commerce, Richmond, Virginia.

Class III (Directors serving until the 2013 Meeting):

Robert C. Berry, Jr. (67)	2004	Retired Vice President of the Company since February 2008; Retired President and Chief Executive Officer of Bay Trust Company since February 2008.

Robert F. Hurliman (67)	2007	Chairman of the Board; Retired Director of Vehicle Logistics of DaimlerChrysler Corporation, Auburn Hills, Michigan, since 2000.

Board of Directors Information

Board Independence. The Company’s Board of Directors has determined that, except for Messrs. Bransford and Greene, each director is independent within the NASDAQ definition of “independent director.”

Board Meetings. Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of the director’s duties, including attendance at Board and Committee meetings. During 2011, there were 18 meetings of the Board of Directors. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and its Committees. Directors are encouraged to attend stockholders meetings, and all 2011 directors attended the 2011 Annual Meeting of Stockholders, with the exception of Austin L. Roberts, III.

There are no family relationships among any of the directors or among any directors and any executive officers. None of the directors serves as a director of any other publicly held company.

Leadership Structure. The positions of Chairman of the Board and Chief Executive Officer are held by separate persons. The Chief Executive Officer serves on the Board of Directors; however, his main focus is to provide leadership to the Company in accomplishing the directives established by the Board. In that role, he is responsible for the general administration, oversight, care and management of the business of the Company and the Subsidiaries, as well as full authority over all officers, managers and employees. The Chairman of the Board is considered the lead independent director, and his role, along with the Board, is to provide independent oversight of the Chief Executive Officer, to direct the business and affairs of the Company for the benefit of its stockholders, and to balance the interests of the Company’s diverse constituencies including stockholders, customers, employees and communities.

Qualifications and Experiences of Directors.

Robert C. Berry, Jr. brings to the Board 38 years of experience in the financial services industry, including trust and estate administration and investment management. He became Chairman of the Bay Trust Company Board of Directors in April 2009, after serving as a director since 2001, and has remained on that board since his retirement from Bay Trust Company in February 2008 as President and Chief Executive Officer. He has been a director of the Company since 2004. Mr. Berry received his undergraduate degree from the University of Louisville and his law degree from that University’s School of Law. He is a member of the Kentucky Bar Association.

Kenneth O. Bransford, Jr. brings a lifetime career in banking to the Board. He is Bank of Lancaster’s retired President and Chief Executive Officer. He retired in December 2011 after a 40-year tenure with the Company and the Bank. He is a director of the Company, the Vice Chairman of the Board of the Bank, and a director of Bay Trust Company. With his knowledge of the financial industry and the communities we serve, Mr. Bransford brings a wealth of expertise to his directorship. Over his 40-year career, he held the position of Senior Lending Officer of the Bank, with overall responsibility for the Bank’s loan operations; and as Retail Delivery Administrator, he had overall responsibility for the Bank’s branches throughout the Northern Neck. Mr. Bransford attended the University of Richmond and during his career with Bank of Lancaster, he graduated form the Virginia School of Bank Management at the University of Virginia and the Graduate School of Banking of the South at Louisiana State University. He has always taken an active role in his community, having served as president of both the Kilmarnock and Lancaster County Chambers of Commerce. He is a director and past president of the Kilmarnock-Irvington-White Stone Rotary Club, and chairs the club’s annual Bay Seafood Festival. He is a past director of the Lancaster Community Library, served on the Northern Neck Boy Scout District Committee, served on the Northern Neck Home Builders Association, and has been involved for many years with the American Cancer Society’s Relay for Life. He is a member, past director and past officer of Indian Creek Yacht & Country Club. Mr. Bransford is an active member and usher at St. Francis deSales Catholic Church in Kilmarnock. Mr. Bransford’s lifetime career in banking, his leadership of the Company and the Bank over the past 40 years, and his commitment to his community provides excellent counsel to our Company.

Richard A. Farmar, III is President of B. H. Baird Insurance Company, headquartered in Warsaw, Virginia. A graduate of Hampden-Sydney College, he joined B. H. Baird in 1979. In 1983, he received the AAI (Accredited Advisor in Insurance) designation and in 1994, the CPCU (Chartered Property Casualty Underwriter) designation. Mr. Farmar became President of B. H. Baird in January 1999. He has served as President of the Independent Insurance Agents of Virginia and as a director of the Virginia Financial Services Corporation. Active in his community, Mr. Farmar has served as President of the Warsaw Jaycees, President of the George Washington National Memorial Association, President of the Rappahannock Chapter of Ducks Unlimited, and has coached Little League Baseball. He is a Past President and current member of the Warsaw Rotary Club and a director of The Tidewater Foundation. Mr. Farmar is also the Chairman of the Board of Bank of Lancaster and Chairman of its Executive, Loan and Planning Committees. His connections to Richmond County, Virginia provide valuable knowledge of that market area.

Randal R. Greene is the President and Chief Executive Officer of Bay Banks of Virginia, Inc. and Bank of Lancaster. He is also a director of the Company, the Bank and Bay Trust Company. Mr. Greene joined our family of companies in October 2011 and brings 27 years of community banking and management experience to our organization. He received his Bachelor of Business Administration degree from East Tennessee University. From 1996 to October 2008, Mr. Greene was the founder, President and Chief Executive Officer, and a director of State of Franklin Bank in Tennessee and Chairman of its Executive Committee. Most recently he was the Regional President of State of Franklin Bank, a division of Jefferson Federal Bank in Johnson City, Tennessee. Mr. Greene has substantial experience in successfully growing a community bank, with significant knowledge in all areas of banking, including managing multiple teams, as a senior credit officer with years of direct experience working with regulatory agencies, and 25 years of lending experience. He has been directly responsible for managing the asset quality of a $350 million community bank. Also active in civic and community programs, he has had a lifetime involvement with Boy Scouts of America and has been President of the Council that serves 17 counties in East Tennessee and Southwest Virginia. Mr. Greene has served as the Leadership Chairman of the United Way of East Tennessee, and has served on numerous boards, including the Children’s Advocacy Center, Foundation Board of East Tennessee State University, the Johnson City/Washington County Chamber of Commerce, and as Chairman and Board member of Comprehensive Community Services. He has also served as Chairman of the Johnson City Medical Center Foundation, a board member of the Johnson City Community Development Board, and was the organizer of Eastern Light, a successful non-profit housing corporation. Since joining our organization, Mr. Greene has continued his community outreach in our market area, and will become more involved in the community in the future.

Robert F. Hurliman is Chairman of the Board of the Company, where he has been a director since 2007. Mr. Hurliman has also been a director of Bay Trust Company since 2006. He brings to the Board extensive executive skills from his career of 31 years at DaimlerChrysler, AG in Michigan, from which he retired in 2000, after serving that company in manufacturing, engineering, purchasing and supply chain management. His last position was that of Director of Logistics, in which he was responsible for delivery of over 3 million domestically produced and imported vehicles in North America. Mr. Hurliman received his undergraduate degree from Pennsylvania State University and his graduate degree from Wayne State University. He is active in our community, serving as Treasurer of Grace Episcopal Church, Kilmarnock; past president and Nominating Committee member of Lancaster County Community Library; and a member of the Architectural Review Board and Strategic Planning Chair for Laurel Point Property Owners Association.

Julien G. Patterson brings to the Board valuable business experience and board skills, critical knowledge of economic development and higher education, as well as important insights on state-wide and regional issues. He is the Chairman of OMNIPLEX World Services Corporation, a company he founded 22 years ago. The company is one of the nation’s leaders in the provision of high quality security services and innovative investigative solutions, employing as many as 3,500 worldwide. Mr. Patterson’s security career began with the Central Intelligence Agency, during which time he designed a variety of very specialized security training programs in response to a myriad of overseas threats. After leading the mobile training teams, in 1987, Mr. Patterson left the CIA to begin his career as an entrepreneur. In 1997, Mr. Patterson was named the Greater Washington Entrepreneur of the Year, from a field of over 890 nominees. The Entrepreneur of the Year award, is sponsored by Ernst & Young LLP, the NASDAQ Stock Market, and other nationally known companies. Mr. Patterson received his undergraduate and honorary doctorate degrees from Norfolk State University. He has chaired the Virginia State Chamber of Commerce, the Virginia Foundation for Community College Education, Virginia FREE, Virginia Public Safety Foundation and other coveted posts. As well, he has served as a board member/trustee for LEAD Virginia, Virginia Foundation of Independent Colleges, Northern Neck Insurance Company, Boys & Girls Club of the Northern Neck and the Steamboat Era Museum.

Board Involvement in Risk Oversight. The Board oversees risk management to be reasonably certain that the Company’s risk management policies, procedures, and practices are consistent with Company strategy and functioning appropriately. The Board performs its risk oversight in several ways. The Board establishes standards for risk management by approving policies that address and mitigate material risks. These include policies addressing risks such as credit risk, interest rate risk, operational risk, liquidity risk, capital risk and fiduciary risk. The Audit Committee oversees financial, accounting and internal control risk management. The Board also monitors, reviews, and reacts to risk through various reports presented by management, internal and external auditors, and regulatory examiners.

Board Committees

The Board of Directors of the Company has, among others, a standing Compensation Committee and Audit Committee.

Compensation Committee. The Compensation Committee currently consists of Robert C. Berry, Jr; Kenneth O. Bransford, Jr., Richard A. Farmar, III, Robert F. Hurliman, and Julien G. Patterson. The function of this committee, which operates without a charter, is to review compensation adjustments for officers; to review and recommend compensation levels for senior officers; to recommend compensation for directors and executive officers; to recommend the annual ESOP contribution; and to review the Company’s benefits program. In the opinion of the Compensation Committee and the Board of Directors, the Company’s compensation practices do not encourage excessive or inappropriate risk taking and are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee met two times during 2011, and has engaged no compensation consultants.

Audit Committee. The Audit Committee currently consists of Robert C. Berry, Jr., Richard A. Farmar, III, and Robert F. Hurliman. All members of the Audit Committee meet the requirements for independence as set forth in the NASDAQ definition of “independent director,” and meet the definition of an independent director as set forth in Rule 10A-3 of the Securities Exchange Act of 1934.

Although the Company does not currently have an “audit committee financial expert” as defined by Securities and Exchange Commission rules, all three directors on the Audit Committee bring a diversity of financial knowledge and expertise and have extensive business backgrounds that the Board has determined are sufficient for the proper exercise of their duties on the Committee.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. Accordingly, the independent registered public accounting firm reports directly to the Audit Committee of the Company. It is the responsibility of the Audit Committee to select the Company’s independent registered public accounting firm, to approve the scope of the independent registered public accounting firm’s audits and to review the reports of examination by the regulatory agencies, the independent registered public accounting firm and the internal auditor. The Committee regularly reports to the Board of Directors of the Company. The charter of the Audit Committee is attached as Appendix A to this Proxy Statement. The Audit Committee met four times during 2011.

Nominating Committee. The Company’s Board of Directors does not have a standing nominating committee. The Board of Directors does not believe that it is necessary to have a nominating committee because it has determined that the functions of a nominating committee can be adequately performed by its independent members and that stockholders are best served by having such directors participate in the selection of board nominees.

In accordance with the Company’s Bylaws, nominations for the election of directors shall be made by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director(s) at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by U.S. mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of stockholders, 120 days prior to the date of the anniversary of the immediately preceding Annual Meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. The above procedures are in addition to the procedures regarding inclusion of stockholder proposals in proxy materials set forth in “Stockholder Proposals” in this Proxy Statement.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. High-level leadership experience in business activities, breadth of knowledge about issues affecting the Company and time available for meetings and consultation on Company matters are among the initial criteria the Nominating Committee looks for in a candidate. Although the Board has not adopted a formal policy relating to Board diversity, the independent directors seek a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its stockholders. The independent directors, along with the other board members as appropriate, evaluate potential nominees, whether proposed by stockholders or otherwise, by reviewing their qualifications, reviewing results of personal and reference interviews and reviewing other relevant information.

Consideration is made of a candidate’s ability to complement the existing Board, and the Board’s need for operational, management, financial, technological or other expertise, as well as geographical representation within the Company’s market areas. Other factors, such as a candidate’s race, gender, or national origin, are considered if all other qualifications are met. Candidates whose evaluations are favorable are then chosen by a majority of the independent directors to be recommended for selection by the full Board. The full Board then selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at an annual meeting.

DIRECTORS’ COMPENSATION

Non-employee directors of the Company receive a $3,500 annual retainer, with the exception of the Chairman, who receives an annual retainer of $6,000. They also receive $350 for each meeting of the Company’s Board of Directors attended, and $200 for each committee meeting attended. Directors who are employees of the Company, the Bank or Trust Company are not compensated for attendance at Board or Committee meetings. In addition, certain directors serve on Community Reinvestment Act Advisory Boards, and receive $50 for each meeting attended.

In accordance with the 2008 Non-Employee Directors Stock Option Plan, five of the non-employee directors of the Company and seven non-employee directors of the Subsidiaries were granted stock options for 500 shares of the Company’s common stock on May 16, 2011, at the fair market value on that date. This plan, which reserves a total of 50,000 shares of common stock of the Company, provides that each non-employee director of the Company and the Subsidiaries is eligible to receive a stock option grant for 500 shares in May of each year during the term of the plan.

The compensation of Kenneth O. Bransford, Jr., a current director of the Company and the Bank, and also President and Chief Executive Officer of the Bank during a portion of 2011 until his retirement effective October 6, 2011, is reported in the Summary Compensation Table on page 10.

The following table presents compensation information on directors of the Company for 2011.

2011 Director Compensation

	Fees Earned or Paid in Cash	Option Awards (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Walter C. Ayers (2)	$700	$—	—	—	$700
Robert C. Berry	20,000	277	—	—	20,277
Richard A. Farmar, III	20,800	277	—	—	21,077
Robert F. Hurliman	22,560	277	59	—	22,896
Julien G. Patterson	8,100	277	—	—	8,377

(1)	Assumptions used to calculate the value can be found in Note 17 in the Notes to the Company’s consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.
(2)	Mr. Ayers retired effective February 2011.

OWNERSHIP OF COMPANY COMMON STOCK

The following table sets forth, as of March 19, 2012, certain information with respect to the beneficial ownership of Company common stock held by each director and director nominee, the named executive officers in the Summary Compensation Table on page 10 (other than Mr. Roberts), and by the directors, director nominees and all executive officers as a group. The only beneficial owner of 5% or more of the outstanding common stock of the Company is the Trust, as described on page 2. The address of the Trust is 100 South Main Street, P. O. Box 1869, Kilmarnock, Virginia 22482.

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Robert C. Berry, Jr.	5,761	(2) (3)	*
Kenneth O. Bransford, Jr.	30,328	(2) (4)	1.2%
Richard A. Farmar, III	28,061	(2) (5)	1.1%
Randal R. Greene	10,000	(6)	*
Robert F. Hurliman	19,626	(2) (7)	*
Julien G. Patterson	31,419	(8)	1.2%
All directors and executive officers as a group (7 persons)	130,773	(2) (9)	4.9%

*	Represents less than 1% of Company common stock.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.
(2)	Includes shares held by affiliated corporations, close relatives and children, and shares held jointly with spouses or as custodians or trustees, as follows: Mr. Berry, 1,838 shares; Mr. Bransford, 1,979 shares; Mr. Farmar, 7,440 shares; and Mr. Hurliman, 3,595 shares.
(3)	Includes 2,102 shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s stock option plans.
(4)	Includes 16,246 shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s stock option plans, and 11,854 shares held in the Company’s ESOP.
(5)	Includes 5,348 shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s stock option plans.
(6)	Includes 5,000 shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s stock option plans.
(7)	Includes 2,643 shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s stock option plans.
(8)	Includes 1,561 shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s stock option plans.
(9)	Includes 36,541 shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s stock option plans, and 13,971 shares held in the Company’s ESOP.

EXECUTIVE COMPENSATION

The following table provides information on the total compensation paid to or earned by the Company’s executive officers during the years indicated below (the “named executive officers”). No other executive officers of the Company earned over $100,000 in total compensation in 2011. No officer receives compensation from the Company, and all compensation is paid through the Subsidiaries.

Summary Compensation Table

	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Change in Pension Value and Nonqualified Deferral Compensation Earnings (3)	All Other Compensation		Total

Randal R. Greene (4)	2011	$48,167	$25,000	$16,000	$2,109	—	—	(5)(6)	$91,276
President & CEO

Austin L. Roberts, III (7)	2011	$142,073	—	—	—	$37,964	$7,029	(8)(9)	$187,066
Former President & CEO	2010	205,000	—	—	$1,962	45,726	10,487		263,175

Kenneth O. Bransford, Jr. (10)	2011	$140,079	—	—	$2,930	$31,705	$6,661	(11)(12)	$181,375
Former Vice President	2010	117,110	—	—	981	29,907	6,002		154,000

(1)	Consists of one-time cash bonus payment made to Mr. Greene upon the execution and pursuant to the terms of his employment agreement with the Company and the Bank.
(2)	Stock and option awards were made to Mr. Greene upon the execution and pursuant to the terms of his employment agreement with the Company and the Bank. Assumptions used to calculate the value can be found in Note 17 in the Notes to the Company’s consolidated financial statements contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2011.
(3)	Amounts shown reflect the change in present value of the accumulated benefit obligation. See “Benefit Plans – Pension Plan” below.
(4)	Mr. Greene joined the Company and the Bank as President and Chief Executive Officer in October 2011. His compensation reflects the portion of the year that he was employed by our organization.
(5)	Mr. Greene was not yet eligible to participate in the 401(k) Plan, the ESOP or life insurance during 2011.
(6)	Perquisites included the use of a Company-owned vehicle for Mr. Greene. The aggregate incremental cost to the Company for all other perquisites was less than $10,000 and therefore is not included here.
(7)	Mr. Roberts passed away on August 22, 2011.
(8)	Consists of: (i) $4,202 accrued in 2011 on behalf of Mr. Roberts under the 401(k) Plan; (ii) $2,365 contributed in 2011 to Mr. Roberts under the Company’s ESOP; and (iii) $462 accrued in 2011 on behalf of Mr. Roberts for life insurance.
(9)	Perquisites included the use of a Company-owned vehicle for Mr. Roberts in 2011. However, the aggregate incremental cost to the Company for all perquisites not identified in footnote 8 was less than $10,000 and therefore is not included here.
(10)	Mr. Bransford was appointed to the position of Vice President in August 2010.
(11)	Consists of: (i) $3,931 accrued in 2011 on behalf of Mr. Bransford under the 401(k) Plan; (ii) $2,332 contributed in 2011 to Mr. Bransford under the Company’s ESOP; and (iii) $398 accrued in 2011 on behalf of Mr. Bransford for life insurance.
(12)	Perquisites included the use of a Company-owned vehicle for Mr. Bransford in 2011. However, the aggregate incremental cost to the Company for all perquisites not identified in footnote 11 was less than $10,000 and therefore is not included here.

Executive Compensation Overview

The compensation program for executive management consists of up to six elements: (i) base salary, which is set on an annual basis; (ii) bonus; (iii) stock grants; (iv) incentive stock options; (v) the ESOP; and (vi) retirement plans, such as the pension plan and the 401(k) plan.

The Board of Directors determines general salary and benefit policies and procedures. The Board uses market studies and published compensation data to review competitive rates of pay, to establish salary ranges, and to arrive at base salary levels. The Board approves base salaries at levels competitive with amounts paid to executives with comparable qualifications, experience and responsibilities after comparing salary information of similar sized banks as provided by the Virginia Bankers Association’s Salary Survey of Virginia Banks and other compensation surveys. In addition, the Board considers the recent performance of the Company and assesses the executive’s past performance and its expectation as to future contributions in leading the Company.

Compensation for senior officers other than the President and Chief Executive Officer is recommended to the Compensation Committee by the President and Chief Executive Officer. The Compensation Committee reviews these recommendations and has the authority to revise the proposed compensation proposals. Once approved by the Compensation Committee, the senior officer’s compensation is referred to the Board of Directors for review, discussion, revision if requested, and approval. During 2011, the compensation for Randal R. Greene, President and Chief Executive Officer of the Company and the Bank, was primarily established pursuant to the terms of his employment agreement. See “– Employment Agreement and Change in Control Arrangements” below.

The Board uses a subjective approach to the determination of compensation based on the factors noted above. Except concerning incentive stock options, the Board does not rely on formulas or weights of specific factors. Neither the profitability of the Company nor the market value of its stock is directly utilized in computing an officer’s base compensation. The Company’s executive compensation program has substantially relied on base salary as its primary component.

Incentive stock option grants are deemed earned only if the objectives set by the Compensation Committee for each key employee are achieved by a specified date. The objective of these options is to create a link between officer compensation and Company performance. In determining the appropriate level of stock-based allotments, the Committee considers the officer’s contribution toward the Company’s performance. To encourage growth in stockholder value, incentive stock options are granted to all officers who are in a position and have a responsibility to make a substantial contribution to the long-term success of the Company. The Board believes this focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

Employment Agreement and Change in Control Arrangements

On October 6, 2011, the Company, the Bank and Randal R. Greene entered into an employment agreement (the “Employment Agreement”) setting forth the terms and conditions of his employment as President and Chief Executive Officer of the Company and the Bank. The term of the Employment Agreement began on October 6, 2011 and will continue until October 6, 2014. The Employment Agreement will automatically renew for successive one-year terms after October 6, 2014, unless either party notifies the other of its intention not to renew.

Pursuant to the terms of the Employment Agreement, Mr. Greene will be paid an annual base salary of at least $230,000, which amount may be increased at the discretion of the Bank’s Board of Directors. Mr. Greene also received 5,000 shares of the Company’s common stock in a stock award, an incentive stock option covering 5,000 shares of the Company’s common stock and a one-time cash bonus payment of $25,000 in connection with his entering into the Employment Agreement. The option is immediately vested in full and was issued pursuant to the Company’s 2003 Incentive Stock Option Plan. Mr. Greene also is entitled to a relocation allowance of $35,000 in total for 2011 and 2012 to reimburse his reasonable relocation expenses. The Company will provide Mr. Greene with the use of a Bank-owned car, and will pay Mr. Greene’s membership dues and monthly fees at a country club during the term of the Employment Agreement.

Mr. Greene will be entitled to participate in the Bank’s long-term and short-term incentive plans. Pursuant to the Employment Agreement, his incentive compensation will be based upon goals established by Mr. Greene and the Bank’s Compensation Committee or its Board of Directors and will be subject to an annual maximum of 25% of his annual base salary. Mr. Greene will also be entitled to participate in all of the Company’s and the Bank’s employee benefit plans and programs for which he is eligible. Any incentive-based compensation or award to which Mr. Greene is entitled is subject to clawback by the Company and the Bank as required by applicable federal law.

Pursuant to the Employment Agreement, Mr. Greene will be entitled to receive certain severance payments as discussed below, in the event of a termination of employment under certain circumstances. If the Company and the Bank terminate Mr. Greene’s employment without “Cause,” or Mr. Greene terminates his employment with “Good Reason” (as such terms are defined in the Employment Agreement), in a non-change of control context, the Company will be obligated to pay Mr. Greene the greater of (i) a monthly amount equal to one-twelfth of his annual base salary in each month for the remainder of the term of the Employment Agreement, or (ii) a monthly amount equal to one-twelfth of his annual base salary for a period of six months. Under such circumstances, Mr. Greene will also be entitled to any bonus or short-term incentive compensation earned but not yet paid, and, if he elects coverage under the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”), the continuance of his current benefits under group health and dental plans, provided that such benefits will not extend beyond the 18-month period permitted by COBRA.

If within one year of a change of control of the Company, Mr. Greene’s employment is terminated (i) by the Company and the Bank without Cause, or (ii) by Mr. Greene for Good Reason, he will be entitled to a lump sum cash payment equal to the excess, if any, of 2.99 times Mr. Greene’s annualized includable compensation for the base period (as such phrase is defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”)) over the total amount due Mr. Greene under other termination provisions of the Employment Agreement.

Mr. Greene will be subject, in certain circumstances, to non-competition and non-solicitation restrictions for a period of 24 months following the termination of his employment.

Equity Awards

Stock Option Plans. The Company currently has in effect one stock option plan for employees, the 2003 plan. The 1994 stock option plan has expired, but certain options deemed earned are still exercisable as outlined below. The 2003 plan provides for the earning of incentive stock options by key employees of the Company upon successful completion of agreed upon goals. The Compensation Committee of the Company makes allocations under the plan and fixes the terms and conditions of each allocation pursuant to a separate agreement entered into with each eligible key employee. The exercise price of each option award deemed earned is 100% of the fair market value of the Company’s common stock on the date of the award. The awards, or a portion thereof, vest twelve months after the date of grant, based upon a determination of the percentage of goals achieved. An option granted under the 2003 plan is not exercisable after the expiration of ten years from the date such option is granted. In general, an option is not transferable by a person to whom it is granted other than by will or the laws of descent and distribution.

Under the 2003 plan, of the 189,280 shares authorized, 84,118 are available for granting purposes as of December 31, 2011. Although the 1994 plan has expired, option grants for 27,287 shares are still available for exercise.

The following table presents certain information on the stock options held by the named executive officers as of December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End

		Option Awards
	Year of Award	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date

Randal R. Greene	2011	5,000	—		—		$3.20	10/6/2021

Austin L. Roberts, III (1)	2011	—	—		—		—	—
	2010	1,092	—		—		$5.43	6/03/2020
	2009	2,839	—		—		7.40	4/29/2019
	2008	1,135	—		—		11.09	4/08/2018
	2007	3,407	—		—		13.87	4/10/2017
	2006	1,135	—		—		12.39	4/11/2016
	2005	—	—		—		—	—
	2004	—	—		—		—	—
	2003	—	—		—		—	—
	2002	7,571	—		—		15.25	4/29/2012

Kenneth O. Bransford, Jr	2011	—	3,500	(2)	3,500	(2)	$4.85	3/22/2021
	2011	—	1,500	(2)	1,500	(2)	4.60	3/22/2021
	2010	546	—		—		5.43	6/03/2020
	2009	974	—		—		7.40	4/29/2019
	2008	1,704	—		—		11.09	4/08/2018
	2007	730	—		—		13.87	4/10/2017
	2006	1,217	—		—		12.39	4/11/2016
	2005	1,340	—		—		—	4/19/2015
	2004	2,272	—		—		—	4/20/2014
	2003	3,677	—		—		—	5/30/2013
	2002	3,786	—		—		15.25	4/29/2012

(1)	Mr. Roberts passed away on August 22, 2011. These options may be exercised by his decedent(s) or estate by the earlier of 12 months from the date of his death or the expiration of the options.
(2)	All of these awards vested on March 22, 2012, as the associated performance criteria were satisfied.

Benefit Plans

Pension Plan. The Company converted its non-contributory defined benefit pension plan, which covered substantially all salaried employees who have reached the age of 21, to a cash balance pension plan effective December 31, 2009. Prior to this date, benefits were generally based upon years of service and average compensation for the five highest-paid consecutive years of service. Under the cash balance plan, benefits earned by participants under the prior defined benefit pension plan through December 31, 2009 were converted to an opening account balance for each participant. This account balance for each participant will grow each year with annual pay credits based on age and years of service and monthly interest credits based on an amount established each year by the Board of Directors. Pursuant to the terms of the cash balance pension plan, employees are 100% vested after three years of service. Once vested, the accumulated cash balance is available to the participant upon retirement, death or other termination of employment and is payable in various forms at the election of the participant, including as a lump sum.

At December 31, 2011, the lump sum value of accrued benefit in this plan was $706,682 for Mr. Roberts and $519,605 for Mr. Bransford. Mr. Greene was not yet eligible to participate in the plan as of December 31, 2011.

401(k) Plan. The Company has a contributory 401(k) plan. All salaried employees of Subsidiaries are eligible to participate after having worked six months consecutively and there is no age requirement. Participants may elect to defer between 1% and 15% of their base compensation, which will be contributed to the plan, providing the amount deferred does not exceed the federal dollar maximum election deferral for each year. The Subsidiaries match 100% up to a 2% deferral, then 25% on deferrals between 2% and 6% of salary. Under the plan, an employee is vested in the matched portion of the contribution by 20% after two years and 20% each year thereafter for the next four years of service. If an employee leaves prior to the initial two-year period, he or she forfeits any accrued match contribution.

Distributions to participants are made at death, retirement or other termination of employment in a lump sum payment. The plan permits certain in-service withdrawals. Normal retirement age is considered 65; early retirement is considered at 55 with 10 years of vested service; disability retirement has no age requirements but a service requirement of 10 years of vested service.

Employee Stock Ownership Plan. The ESOP is a non-contributory plan supported by annual contributions made at the discretion of the Company’s Board of Directors. The ESOP is a stock bonus plan qualified under Section 401(a) of the Internal Revenue Code and an employee stock ownership plan under Section 4975(E)(7) of the Internal Revenue Code. Trustees and an administrative committee as appointed by the Chairman of Company’s Board of Directors for the exclusive benefit of participants administer the ESOP. The ESOP is eligible to each Bank and Trust Company employee over the age of 21 and credited with at least 1,000 hours of service for the plan year.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Bay Banks of Virginia, Inc. oversees the Company’s financial reporting process on behalf of the Board of Directors of the Company. The Audit Committee is elected by the Board of Directors of the Company. All members of the Audit Committee are independent of management. In addition, the Audit Committee operates under a written charter adopted by the Board of Directors. While management has the primary responsibility for the quality and integrity of the Company’s financial statements and reporting processes, the Audit Committee provides assistance to management in fulfilling this responsibility. In fulfilling its oversight responsibilities, the Audit

Committee reviewed the audited financial statements for the Annual Report with management and the independent registered public accounting firm, and discussed the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosure in the financial statements.

In addition, the committee obtained from the Company’s independent registered public accounting firm a formal written statement discussing any disclosed relationship or service which may impact the objectivity and independence of the independent registered public accounting firm, as required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees.” The committee also discussed with the independent registered public accounting firm all communications required by Public Company Accounting Oversight Auditing Standard AU Section 380 and Rule 2-07 of Regulation S-X, as amended.

The Audit Committee also monitored the internal audit functions of the Company including the independence and authority of its reporting obligation, the proposed audit plan for the coming year, and the adequacy of management response to internal audit findings and recommendations.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission. The Company’s Audit Committee has also recommended the selection of the Company’s independent registered public accounting firm.

Audit Committee
Bay Banks of Virginia, Inc.

Robert F. Hurliman, Chair
Robert C. Berry, Jr.
Richard A. Farmar, III

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Yount, Hyde and Barbour, P.C. (“YHB”) audited the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and reviewed the Company’s quarterly reports on Form 10-Q during 2011.

The following table presents aggregate fees paid or to be paid by the Company and the Bank for professional services rendered by YHB. Audit fees include audit and review services, consents, and review of documents filed with the Securities and Exchange Commission. Audit related fees consist of research and consultation concerning financial accounting and reporting standards and audits of the Virginia Bankers Association defined contribution plan and the ESOP. Tax fees include preparation of federal and state tax returns and consultation regarding tax compliance issues.

	Fiscal 2011	Fiscal 2010

Audit Fees	$119,050	$73,300
Audit-related Fees	20,031	20,706
Tax Fees	5,000	4,900

Total Fees	$144,081	$98,606

The Audit Committee pre-approves all audit, audit related, and tax services on an annual basis, and in addition, authorizes individual engagements that exceed pre-established thresholds. Any additional engagement that falls below the pre-established thresholds must be reported by management at the Audit Committee meeting immediately following the initiation of such an engagement.

PROPOSAL TWO – RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Yount, Hyde and Barbour, P.C. as the Company’s independent registered public accounting firm for 2012, subject to ratification of the stockholders. The services that YHB will perform will consist primarily of the examination and audit of the institution’s financial statements, tax reporting assistance, and other audit and accounting matters. Representatives of YHB are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The ratification of the appointment of Yount, Hyde and Barbour, P.C. Requires that the votes cast “for” exceed the number of votes cast “against” the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. Proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

Some of the Company’s directors, executive officers, and members of their immediate families, and corporations, partnerships and other entities, of which such persons are officers, directors, partners, trustees, executors or beneficiaries, are customers of the Bank. All loans and loan commitments to them were originated in the ordinary course of business, upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, other than as set forth below, do not involve more than normal risk of collectibility or present other unfavorable features. It is the policy of the Bank to provide loans to officers who are not executive officers and to employees at more favorable rates than those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.

The law firm of Dunton, Simmons & Dunton serves as legal counsel to the Company, the Bank and the Trust Company. Mr. John C. Hodges, a director on the Board of the Bank, is a partner of the firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in Company common stock. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, insiders of the Company complied with all filing requirements during 2011.

OTHER MATTERS

General

Management knows of no other business to be brought before the Annual Meeting. Should any other business properly be presented for action at the meeting, the shares represented by the enclosed proxy shall be voted by the persons named therein in accordance with their best judgment and in the best interests of the Company.

Bylaw Amendments to Fix Number of Directors

The following amendments to the Company’s Bylaws were made during 2011 and reported by the Company on two separate Current Reports on Form 8-K filed with the Securities and Exchange Commission. The amendments are also being reported to the stockholders in this Proxy Statement pursuant to Article VIII of the Bylaws.

May Amendment. On May 16, 2011, the Company’s Board of Directors, acting pursuant to the authority granted to it by Article VIII of the Company’s Bylaws and the Code of Virginia, approved an amendment to Article III, Section 3, Directors, of the Bylaws. Section 3 was amended in its entirety as follows:

Section 3. Number of Directors. The Board of Directors shall consist of five (5) members who shall be divided into three (3) classes with respect to terms of office.

Before the amendment, the section read as follows:

Section 3. Number of Directors. The Board of Directors shall consist of seven (7) members, who shall be divided into three classes with respect to terms of office, each class to contain one-third of the directors. Classes I and II shall consist of two (2) directors each and Class III shall consist of three (3) directors.

July Amendment. On July 6, 2011, the Company’s Board of Directors, acting pursuant to the authority granted to it by Article VIII of the Company’s Bylaws and the Code of Virginia, approved an amendment to Article III, Section 3, Directors, of the Bylaws. Section 3 was amended in its entirety as follows:

Section 3. Number of Directors. The Board of Directors shall consist of six (6) members who shall be divided into three (3) classes with respect to terms of office.

Before the amendment, the section read as follows:

Section 3. Number of Directors. The Board of Directors shall consist of five (5) members who shall be divided into three (3) classes with respect to terms of office.

STOCKHOLDER PROPOSALS

The Company’s Bylaws provide that, in addition to any other applicable requirements, for business (including stockholder nominations of director candidates) to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice in writing to the Secretary of the Company no later than 120 days before the anniversary date of the immediately preceding annual meeting. As to each matter, the notice must comply with certain informational requirements set forth in the Bylaws. These requirements are separate and apart from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet to have a proposal included in the Company’s proxy materials. To be considered for inclusion in the Company’s proxy materials relating to the 2013 Annual Meeting of Stockholders pursuant to applicable Securities and Exchange Commission rules, the Secretary of the Company must receive stockholder proposals no later than December 14, 2012. Stockholder proposals should be addressed to Corporate Secretary, Pamela A. Varnier, Bay Banks of Virginia, Inc., 100 S. Main Street, P.O. Box 1869, Kilmarnock, Virginia 22482.

Stockholder Communication

Bay Banks of Virginia has a process whereby stockholders can contact the Company’s directorship. Corporate stockholder contact information is available on the Company website at www.baybanks.com.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, excluding exhibits, as filed with the Securities and Exchange Commission can be obtained without charge by writing to Randal R. Greene, President and Chief Executive Officer, Bay Banks of Virginia, Inc., 100 South Main Street, P. O. Box 1869, Kilmarnock, Virginia 22482. This information may also be accessed, without charge, by visiting either the Company’s website at www.baybanks.com or the Securities and Exchange Commission’s website at www.sec.gov.

Appendix A

BAY BANKS OF VIRGINIA, INC.

AUDIT COMMITTEE CHARTER

The Bay Banks of Virginia’s (Company) Audit Committee Charter defines the primary functions, duties and responsibilities of the Committee. The Board of Directors and Audit Committee approved the Charter and so noted their approval in the Board and Committee minutes.

FUNCTION

The Audit Committee is responsible for securing and reviewing external and internal financial and non-financial information about the Company. The Committee also provides oversight with respect to (1) the adequacy of audit coverage of the Company; (2) the satisfactory implementation by management of an adequate system of internal control throughout the Company; and (3) compliance by the Company with applicable laws, regulations and corporate policies.

DUTIES AND RESPONSIBILITIES

In carrying out its duties and responsibilities, the Audit Committee will meet at least 4 times per year and shall:

1.	Review and evaluate the adequacy of the control environment, management controls and internal accounting controls (i.e. system of internal control) of the Company, including management’s assessment and attestation of the internal control system and risk management processes.

2.	Have direct access to the Company’s External and Internal Auditors and provide an open and independent avenue of communication between the External and Internal Auditors and the Board of Directors to understand Company’s activities, strategic direction, related party transactions, and non-routine transactions.

3.	Be directly responsible for the engagement or discharge of the External Auditors together with the review and approval of the approach, purpose and type of professional services to be performed by the External Auditors.

4.	Review fee arrangements with the External Auditors for audit services to be provided by them for the Company.

5.	Review the performance and independence of the External Auditors.

6.	Meet with the External Auditors at the completion of their annual audit to:

a.	Review the annual financial statements and the results of the audit.

b.	Review the External Auditor’s evaluation of:

(1)	The quality and adequacy of the accounting, financial and internal audit policies, procedures, and controls for the Company.

(2)	The overall internal controls of the Company.

(3)	The adequacy of the Loan Loss Reserve.

(4)	Other matters which came to the External Auditor’s attention during the course of the audit.

c.	Timely review the External Auditor’s management letter and management’s response and their report to the Audit Committee.

7.	Review the External Auditor’s annual planning memorandum.

8.	Review quarter–end and annual financial results prior to public release .

9.	Review and approve SOX 404 compliance.

10.	Approve the internal audit plan and review and approve the results of the internal audit plan on not less than an annual basis.

11.	Review and approve all third party providers contracted to perform audit related services.

12.	Receive and review copies of internal audit reports issued by the Internal Auditor together with the responses received from the management of the audited function.

13.	Review at each scheduled meeting the status of findings as summarized in the Issues Tracking Report as reported by the Internal Auditor.

14.	In the event of the resignation, termination or death of the Internal Auditor, assist management in the search and evaluation of candidates for the position and to recommend the most qualified candidate to the full Board for appointment as Internal Auditor.

15.	Review (1) complaints received by the Company regarding accounting, internal accounting controls, auditing matters, and (2) confidential submissions by employees regarding questionable accounting or auditing methods.

16.	Direct and supervise investigations into matters within the scope of its duties and, if appropriate, hire special counsel or other experts to assist with such investigations.

17.	Have direct access to outside legal counsel to ensure that legal questions are properly surfaced and addressed.

18.	Review examination reports by regulatory agencies together with management’s response to such reports as determined by the Committee or the Board.

19.	Perform other oversight functions as requested by the Board of Directors and report to the Board concerning the proceedings of the Committee and its findings and concerns.

20.	Perform overview of the risk management policies including operating review, profit plan reviews, industry and market updates, financial community expectations, information technology changes, legal briefings, compensation programs, and current and emerging risks.

MEMBERSHIP

The membership of the Audit Committee shall consist of not less than three (3) independent Directors, elected by the Board of Directors, who shall have the responsibility of seeing that the Company is audited regularly. All of the voting members of the Committee shall consist of non-employee Directors. The Committee’s non-employee Directors must be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member.

The Secretary to the Board of Directors or, in such person’s absence, the Assistant Secretary to the Board shall act as the recording Secretary to the Audit Committee.

The Audit Committee may have in attendance at its meetings such members of management and/or the external and internal auditors as it may deem necessary or desirable to provide the necessary information to carry out its duties and responsibilities.

The duties and responsibilities of the Directors on the Audit Committee are in addition to those recommended for a member of the Board of Directors.

z	{

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY BAY BANKS OF VIRGINIA, INC.	For	With- hold	For All Except

This Proxy is solicited on behalf of the Board of Directors			1.	To elect two (2) Class I directors to serve two-year terms; and two (2) Class II directors to serve three year terms:	☐	☐	☐

The undersigned, revoking all prior proxies, hereby appoints Robert F. Hurliman and Robert C. Berry, Jr., or either of them, as proxies with full power of substitution to represent the undersigned and vote, as designated below, all the shares of common stock of Bay Banks of Virginia, Inc. held of record by the undersigned on March 19, 2012, at the Annual Meeting of Stockholders to be held on May 21, 2012, at 5:00 p.m. at the Main Office of the Bank of Lancaster located in Kilmarnock, Virginia, or any adjournment thereof, on each of the following matters:

Class I: Randal R. Greene Richard A Farmar, III
Class II: Kenneth O. Bransford, Jr. Julien G. Patterson
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
					For	Against	Abstain
			2.	To ratify the selection of Yount, Hyde and Barbour, P.C., independent registered public accounting firm, as auditors of the Company for the year ending December 31, 2012; and	☐	☐	☐
			3.	To transact such other business as may properly come before the meeting or any adjournment thereof. Management knows of no other business to be brought before the meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” the listed nominees in proposal 1 and “FOR” proposal 2. All joint owners MUST sign.

Please be sure to date and sign this proxy card in the box below.		Date	Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
	Sign above	Co-holder (if any) sign above _

x							y

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

BAY BANKS OF VIRGINIA, INC.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Shareholders to be held on May 21, 2012:

A complete set of proxy materials relating to the Company’s Annual Meeting is available on the Internet. These materials, consisting of the Proxy Statement, including the Proxy Card, and the Annual Report on Form 10-K for the year ended December 31, 2011, may be viewed at http://www.baybanks.com.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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